WELCOME TO

Diversified banking organization in one of the most desirable, affluent markets in the country $611 million in total assets as of December 31, 2005; opened for business in November 1998 Five banking branches, two mortgage origination offices, a wealth management team and a full- service insurance agency NASDAQ Traded "ABVA" WHO WE ARE

Emphasis on small to medium sized businesses with complementary, full service consumer services Broad array of financial services products Stable, steady performer with responsive and experienced management Strong credit culture and discipline WHO WE ARE

Competitive approach Speed & Responsiveness We meet or exceed customer timelines Execution & Reliability We deliver on our commitments Customization & Flexibility We adjust our products to meet customer needs while meeting our own financial objectives WHY WE ARE DIFFERENT

Our approach to business strategy execution Experienced relationship executives Active & involved senior management & board of directors Strategically located business facilities Pragmatic attitude We can compete with any bank Just do it!!!!! WHY WE ARE DIFFERENT

Thomas A. Young, Jr., President and Chief Executive Officer 37 years of banking experience Paul M. Harbolick, Jr., CPA Executive Vice President and Chief Financial Officer 25 years of financial experience John B. McKenney, III, Senior Vice President, Chief Credit Officer 28 years of banking experience WHO WE ARE

Frank H. Grace, III President, Alliance Home Funding 27 years of banking experience Craig W. Sacknoff, Senior Vice President, Director Residential Real Estate Finance 35 years of banking experience Michael C. O'Grady, Senior Vice President, Director of Commercial Banking 32 years of banking experience WHO WE ARE

Comprised of regional business leaders including CPAs, Insurance, Association and Construction Professionals, Alliance's Board of Directors represents a distinguished collection of innovative, yet fiscally conservative individuals. WHO WE ARE

WHO WE ARE

WHERE WE ARE

WHERE WE ARE

Fair Lakes Manassas Park Reston Ballston Tyson's Corner

The Center for Regional Analysis, an affiliate of George Mason University, led by Dr. Stephen Fuller, conducts research and analytical studies on economic, fiscal and demographic issues related to the metropolitan Washington, DC area CENTER FOR REGIONAL ANALYSIS

OUR MARKET Greater Washington has a diverse private-sector economy, with strong technology, international business and tourism sectors. The region is also an association capital. It is by several measures the largest high-tech market in the country; and also considered an ideal location for firms looking to gain national and global exposure. With a median household income of $71,059 in 2004 -- up 10% from $64,613 in 2000 -- Greater Washington is one of the wealthiest regions in the nation.

With the region's population projected to increase from 5.9 million to 6.3 million by 2008, Greater Washington is poised to maintain its vibrant economy. OUR MARKET

Source: GMU Center for Regional Analysis EMPLOYMENT BY SECTOR

Source: GMU Center for Regional Analysis thousands NET NEW JOBS 2005

As of 10/31/2005 Source: GMU Center for Regional Analysis UNEMPLOYMENT RATE

Source: GMU Center for Regional Analysis thousands JOB GROWTH 2001- 2005

Dynamic real estate market Strong appreciation Strong activity base Office growth and residential infill activity Job growth driving housing and real estate demand Housing supply constrained by collective planning and zoning policies of the local governments Recent slowing of the real estate market.... Migrating to normal from exceptional Housing Sales and Prices Increasing at Record Levels MARKET SUMMARY

OUR PERFORMANCE

CAGR 2001-2005 = 43.4% millions TOTAL ASSETS

millions CAGR 2001-2005 = 54.9% TOTAL LOANS

LOAN PORTFOLIO

LOAN PORTFOLIO

$203,000 of non accruals as of 12/31/2005 $1,600,000 of loans with a specific allocation of the allowance as of 12/31/05 Net charge-offs of $20,000 in 2005;less than $100,000 since inception Allowance for loan losses as of 12/31/2005 1.12% CREDIT QUALITY

CAGR 2001-2005 = 38.9% millions TOTAL INVESTMENTS

INVESTMENT PORTFOLIO

CAGR 2001-2005 = 43.9% millions TOTAL DEPOSITS

DDA Deposits* = 40.3% millions DEPOSIT COMPOSITON *As a percentage of total deposits as of 12/31/2005 millions NET INCOME

millions CORE EARNINGS

EARNINGS PER SHARE, DILUTED

The Washington area economy is expected to grow by 256,000 new jobs over the next 5 years Increase our team of experienced commercial bankers Integrate insurance operation Open strategically located branches LOOKING AHEAD

Remain committed to improving financial performance Improve ROE and ROA Enhance EPS Increase Net Interest Margin LOOKING AHEAD

Exceptional marketplace Proven track record of success Stable, growing earnings Strong management team Focused and consistent expansion Strong emphasis on credit quality WHY ALLIANCE?

January 31, 2006 Closing Price $16.80 Price to Book Multiple 1.66X Price to Trailing Earnings Multiple 21.0X ATTRACTIVE GROWTH STOCK VALUATION

This presentation and other communications and statements by the Company and its management may contain "forward- looking statements," including statements about our beliefs, plans, objectives, goals, expectations, estimations and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. For information concerning these factors and related matters, you should refer to the Company's most recent Annual Report on Form 10-KSB and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission; in particular, you should refer to the sections of those reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Please note that we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf. FORWARD LOOKING STATEMENT

Visit us on-line at: www.alliancebankva.com Thank you for your time and interest in our company.